Exhibit 99.1
FOR IMMEDIATE RELEASE
FRIDAY, DECEMBER 11, 2009
CARE INVESTMENT TRUST INC. ANNOUNCES
ADOPTION OF PLAN OF LIQUIDATION
NEW YORK — December 11, 2009 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”) today announced that its Board of Directors (the “Board”) has approved a Plan of Liquidation (the “Plan”) for the Company. The Plan is subject to approval by Care’s stockholders holding a majority of the Company’s outstanding shares of common stock. The Company expects to present the Plan for approval at a special meeting of stockholders as soon as reasonably practicable, and intends to file with the Securities and Exchange Commission (the “SEC”) and disseminate to Care’s stockholders a proxy statement (“Proxy Statement”) describing the Plan and the Board’s reasons for recommending stockholder approval of the Plan.
Flint D. Besecker, Chairman of the Board, said, “I believe the decision made by Care’s board of directors to approve the plan of liquidation is advisable and in the best interests of the company and our stockholders. This decision is the culmination of a long and thoughtful process by Care’s board of directors. Based on the review of all other available alternatives, including continuing Care’s strategy of repositioning the company as an equity REIT, a sale or merger of the company, and divesting our assets through a portfolio sale, we believe that pursuing a plan of liquidation is the best way to return value to our stockholders within a reasonable period of time relative to our other available strategic alternatives.”
Additional Information about the Plan of Liquidation and Where to Find It
In connection with the proposed Plan, the Company intends to file a Proxy Statement with the SEC in connection with our Board’s solicitation of stockholder approval for the Plan. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PLAN AND THE DIRECT OR INDIRECT INTERESTS OF OUR BOARD MEMBERS AND EXECUTIVE OFFICERS IN CONNECTION WITH THE ADOPTION OF THE PLAN. The Proxy Statement (when it becomes available) may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement after it is filed with SEC by contacting our Secretary and Chief Compliance Officer, Paul F. Hughes at (212) 771-0505 or in writing to Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017, Attention: Paul F. Hughes, Secretary and Chief Compliance Officer or by accessing the Company’s website at www.carereit.com. Investors and security holders are urged to read the Proxy Statement before making any voting or investment decision with respect to the Plan.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
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Care Investment Trust Inc.
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Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statement in this release may relate to, but are not limited to, statements regarding Care’s review of strategic alternatives, the timing of such review, the outcome of such review, the ability of Care to consummate, at all or in a timely fashion, any strategic transaction, including a sale or a merger, or the ability of Care to consummate a liquidation, at all or in a timely manner. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the company, please visit the company’s website at www.carereit.com.
FOR FURTHER INFORMATION

AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Torey Riso	Leslie Loyet
President and Chief Executive Officer	Analysts / Investors
(212) 771-9516	(312) 640-6672
torey.riso@carereit.com	lloyet@mww.com
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